UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2020

STONEMOR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39172	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania		19053
(Address of principal executive offices)		(Zip Code)

(215) 826-2800
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01

On March 13, 2020, StoneMor California Subsidiary, Inc. and StoneMor California, Inc. (collectively, the “Olivet Sellers”), wholly-owned indirect subsidiaries of StoneMor Inc. (the “Company”), entered into an Asset Sale Agreement (the “Olivet Agreement”) with Cypress Lawn Cemetery Association (the “Olivet Buyer”) to sell substantially all of the assets of the cemetery, funeral establishment and crematory commonly known as Olivet Memorial Park, Olivet Funeral and Cremation Services, and Olivet Memorial Park & Crematory ( the “Olivet Assets”).  In consideration for the transfer of the Olivet Assets and in addition to the assumption of certain liabilities pursuant to the Olivet Agreement, the Olivet Buyer agreed to pay the Olivet Sellers a net cash purchase price of $24.3 million, subject to certain adjustments.

In addition, on March 19, 2020, Sierra View Memorial Park, which is also a wholly-owned indirect subsidiary of the Company, and the Olivet Sellers (collectively, the “California Sellers”) entered into an Asset Sale Agreement (the “Second Agreement”) with certain entities owned by John Yeatman and Guy Saxton (collectively, the “California Buyers”) to sell substantially all of the Company’s other remaining California properties, consisting of five cemeteries, six funeral establishments and four crematories (the “Remaining California Assets”).  In consideration for the transfer of the Remaining California Assets and in addition to the assumption of certain liabilities pursuant to the Second Agreement, the California Buyers agreed to pay the California Sellers a cash purchase price of $7.1 million, subject to certain closing adjustments.

The closings of the transactions contemplated by the Olivet Agreement and the Second Agreement (collectively, the “Agreements”) are subject to the satisfaction of customary closing conditions, including obtaining all necessary regulatory approvals.  Both Agreements also include various representations, warranties, covenants, indemnification and other provisions which are customary for transactions of this nature. The Company anticipates that both transactions will close in the next 60 days.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Olivet Agreement and the Second Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 19, 2020, the Company issued a press release announcing the execution of the Agreements discussed in Item 1.01.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Out of an abundance of caution surrounding the COVID-19 pandemic, the Company is postponing the release of its 2019 fourth quarter and full year financial results and the previously announced conference call to discuss those results.  The Company expects to announce next week a new date and time for the foregoing release and conference call.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933 or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits:

2

Exhibit Number	Description
2.1*	Asset Sale Agreement dated as of March 13, 2020 by and among Cypress Lawn Cemetery Association, StoneMor California Subsidiary, Inc. and StoneMor California, Inc.

2.2*

Asset Sale Agreement dated as of March    , 2020 by and among certain subsidiaries of [Yeatman Holding Company], Sierra View Memorial Park, StoneMor California Subsidiary, Inc. and StoneMor California, Inc.

99.1**	Press Release dated March 19, 2020.

*

Exhibits and Schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits and schedules to the Securities and Exchange Commission upon request.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2020	STONEMOR INC.

By:	/s/Austin K. So
Austin K. So
Senior Vice President, Chief Legal Officer and Secretary

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